UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 7, 2014

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 7, 2014, EnLink Midstream, LLC (“EnLink Midstream”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of October 21, 2013 (the “Merger Agreement”), among EnLink Midstream, Crosstex Energy, Inc. (the “Corporation”), Devon Energy Corporation (“Devon”), Acacia Natural Gas Corp I, Inc., formerly a wholly-owned subsidiary of Devon (“New Acacia”), and certain other wholly-owned subsidiaries of Devon pursuant to which the Corporation and New Acacia each became wholly-owned subsidiaries of EnLink Midstream (collectively, the “Mergers”).  Upon the closing of the Mergers (the “Closing”), each issued and outstanding share of the Corporation’s common stock was converted into the right to receive (i) one Common Unit and (ii) an amount in cash equal to approximately $2.06, which is an amount equal to the quotient of (x) $100,000,000 divided by (y) the number of shares of the Corporation’s common stock issued and outstanding immediately prior to the effective time of the Mergers.

Also, on March 7, 2014, EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.) (the “Partnership”) consummated the transactions contemplated by the Contribution Agreement, dated as of October 21, 2013 (the “Contribution Agreement”), among the Partnership, EnLink Midstream Operating, LP (formerly known as Crosstex Energy Services, L.P.), a wholly-owned subsidiary of the Partnership (“EnLink Midstream Operating”), Devon and certain of Devon’s wholly-owned subsidiaries.  Following the consummation of these transactions, Devon indirectly owns approximately 70% of the outstanding limited liability company interests in EnLink Midstream, with the remaining 30% owned by former stockholders of the Corporation, as well as 52% of the outstanding limited partner interests in the Partnership.  EnLink Midstream, through its ownership of the Corporation, owns approximately 7% of the outstanding limited partner interests, the approximate 1% general partner interest and the incentive distribution rights in the Partnership, and the Partnership’s public unitholders own the remaining 40% of the outstanding limited partner interests in the Partnership.

Item 1.01.                                        Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the closing of the Mergers (the “Closing”), on March 7, 2014, EnLink Midstream entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Devon Gas Services, L.P. (“Gas Services”) relating to the Class B Units representing limited liability company interests in EnLink Midstream (the “Class B Units”)  issued to Gas Services upon the Closing.  Pursuant to the Registration Rights Agreement, EnLink Midstream has agreed to prepare and file a shelf registration statement as soon as reasonably practicable following the written request of Gas Services with respect to the common units (the “Common Units”) representing limited liability company interests in EnLink Midstream to be issued to Gas Services upon conversion of the Class B Units and to use its reasonable best efforts to cause such registration statement to be effective, supplemented, amended or replaced until such Common Units have been sold pursuant to (a) an effective registration statement, (b) Rule 144, in a sale where the transferee does not receive restricted securities, or (c) a private transaction in which the registration rights are not assigned to the transferee, or until the Common Units otherwise cease to be outstanding. The registration rights agreement will also provide certain customary piggyback rights and information rights. In the Registration Rights Agreement, the Partnership has agreed to indemnify Unitholders (as defined in the Registration Rights Agreement) that elect to dispose of their registered Common Units in an underwritten offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments such unitholder may be required to make because of any of those liabilities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Unitholder Agreement

In connection with the closing of the transactions contemplated by the Contribution Agreement (the “Contribution Closing”), on March 7, 2014, the Partnership and EnLink Midstream GP, LLC, the general partner of the Partnership (the “General Partner”), entered into a Unitholder Agreement (the “Unitholder Agreement”) with Devon, Devon Gas Corporation (“Devon Gas”), Gas Services and Southwestern Gas Pipeline, Inc. (“Southwestern Gas” and, together with Gas Services, the “Contributors” and, together with Devon and Devon Gas, the “Devon Parties”) relating to the Class B Units representing limited partner interests in the Partnership (the “Partnership Class B Units”)  issued to the Contributors upon the Contribution Closing.  The Unitholder Agreement contains registration rights relating to the common units (the “Partnership Common Units”) representing limited partner interests in the Partnership to be issued to the Devon Parties upon conversion of the Partnership Class B Units substantially identical to those described above with respect to the Registration Rights Agreement.

The foregoing description of the Unitholder Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Unitholder Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

First Offer Agreement

Also on March 7, 2014, EnLink Midstream and Devon entered into a First Offer Agreement (the “First Offer Agreement”) pursuant to which Devon will be obligated to offer EnLink Midstream a right of first offer with respect to any proposed transfer of Devon’s 50% interest in the Access Pipeline transportation system held by Devon (the “Access Pipeline Interest”).  The right of first offer is perpetual and subject to obtaining all required consents of governmental authorities and other third parties to the transfer of the Access Pipeline Interest.

The foregoing description of the First Offer Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Offer Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Preferential Rights Agreement

Also on March 7, 2014, EnLink Midstream, the Partnership and the Corporation entered into a Preferential Rights Agreement (the “Preferential Rights Agreement”) pursuant to which EnLink Midstream and the Corporation granted the Partnership a right of first refusal for a 10-year period with respect to (i) the Corporation’s interest in E2 Appalachian Compression, LLC, a services company, and E2 Energy Services, LLC, a services company and the manager of E2 Appalachian Compression, LLC, and (ii) the Access Pipeline Interest, to the extent EnLink Midstream in the future obtains such interest pursuant to the First Offer Agreement.  In addition, if EnLink Midstream has the opportunity to exercise its right of first offer pursuant to the First Offer Agreement but determines not to exercise such right, it will be required to assign such right to the Partnership.

The foregoing description of the Preferential Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Preferential Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Commercial Arrangements

Concurrently with the Contribution Closing, EnLink Midstream Services, LLC (“EnLink Midstream Services”), a wholly-owned subsidiary of EnLink Midstream Holdings, LP (“Midstream Holdings” and, together with its subsidiaries, the “Midstream Group Entities”), in which the Partnership acquired a 50% equity interest upon the Contribution Closing, entered into three 10-year gathering and processing agreements with Gas Services pursuant to which EnLink Midstream Services provides gathering, treating, compression, dehydration, stabilization, processing and fractionation services, as applicable, for natural gas delivered by Gas Services to the Midstream Group Entities’ gathering and processing systems in the Barnett, Cana-Woodford and Arkoma-Woodford Shales.  SWG Pipeline, L.L.C. (“SWG Pipeline”), another wholly-owned subsidiary of Midstream Holdings, entered into a 10-year gathering agreement with Gas Services pursuant to which SWG Pipeline provides gathering, treating, compression, dehydration and redelivery services, as applicable, for natural gas delivered by Gas Services to another of the Midstream Group Entities’ gathering system in the Barnett Shale.  See the “Explanatory Note” for a description of Devon’s interest in EnLink Midstream.

These agreements are effective as of March 1, 2014 and provide the Midstream Group Entities with dedications of all of the natural gas owned or controlled by Devon and produced from or attributable to existing and future wells located on certain oil, natural gas and mineral leases covering lands within the acreage dedications, excluding properties previously dedicated to other natural gas gathering systems not owned and operated by Devon.

Pursuant to the agreements, Gas Services has committed to deliver specified average minimum daily volumes of natural gas to the Midstream Group Entities’ gathering and processing systems in the Barnett, Cana-Woodford and Arkoma-Woodford Shales during each calendar quarter for a five-year period following execution of the agreements. These commitments include 850 million cubic feet per day

(MMcf/d) to the Bridgeport gathering systems, 650 MMcf/d to the Bridgeport processing facility, 125 MMcf/d to the East Johnson County gathering system, 330 MMcf/d to the Cana system and 40 MMcf/d to the Northridge system.  Gas Services is entitled to firm service, meaning that if capacity on a system is curtailed or reduced, or capacity is otherwise insufficient, the Midstream Group Entities will take delivery of as much Devon natural gas as is permitted in accordance with applicable law.

The gathering and processing agreements are fee-based, and the Midstream Group Entities are paid a specified fee per million British thermal units (MMBtu) for natural gas gathered on the Midstream Group Entities’ gathering systems and a specified fee for natural gas processed as well. The particular fees, all of which are subject to an automatic annual inflation escalator on January 1st of each year, differ from one system to another and the agreements do not contain a fee redetermination clause. The gathering and processing agreements accounted for approximately $547.8 million of the Partnership’s combined revenues on a pro forma basis for the year ended December 31, 2013.

In the event that Devon sells, transfers or otherwise disposes to a third party properties within the acreage dedications in the Barnett, Cana-Woodford or Arkoma-Woodford Shales, such third party will be subject to the existing gas gathering and processing agreement with the Midstream Group Entities.

The foregoing description of the gathering and processing agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the gathering and processing agreements, copies of which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to this Current Report and are incorporated herein by reference.

Credit Facility

In connection with the Closing and the Contribution Closing, EnLink Midstream entered into a Credit Agreement, dated as of March 7, 2014 (the “EnLink Midstream Credit Agreement”), with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer thereunder, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Royal Bank of Canada and Bank of Montreal, as Co-Documentation Agents, and the other lenders party thereto.  A copy of the EnLink Midstream Credit Agreement is filed as Exhibit 10.7 to this Current Report.

The EnLink Midstream Credit Agreement permits EnLink Midstream to borrow up to $250.0 million on a revolving credit basis and includes a $125.0 million sublimit for letters of credit. EnLink Midstream’s obligations under the EnLink Midstream Credit Agreement are guaranteed by the Corporation and New Acacia and secured by first priority liens on (i) 16,414,830 Partnership Common Units and the 100% membership interest in the General Partner held by the Corporation, (ii) the 100% equity interest in each of New Acacia and the Corporation held by EnLink Midstream, (iii) the 50% limited partner interest in Midstream Holdings held by New Acacia and (iv) any additional equity interests subsequently pledged as collateral under the

EnLink Midstream Credit Agreement.  All such guarantees, liens and security interests will be released after the occurrence of an investment grade event (as defined in the EnLink Midstream Credit Agreement).

The EnLink Midstream Credit Agreement includes procedures for additional financial institutions to become lenders, or for any existing lender to increase its revolving commitment thereunder, subject to an aggregate maximum of $350.0 million for all commitments under the EnLink Midstream Credit Agreement.

The EnLink Midstream Credit Agreement will mature on March 7, 2019.  The EnLink Midstream Credit Agreement contains certain financial, operational and legal covenants.  The financial covenants will be tested on a quarterly basis, based on the rolling four-quarter period that ends on the last day of each fiscal quarter.  The financial covenants include (i) maintaining a maximum consolidated leverage ratio (as defined in the EnLink Midstream Credit Agreement, but generally computed as the ratio of consolidated funded indebtedness to consolidated earnings before interest, taxes, depreciation, amortization and certain other non-cash charges) of 4.00 to 1.00, provided that the maximum consolidated leverage ratio is 4.50 to 1.00 during an acquisition period (as defined in the EnLink Midstream Credit Agreement) and (ii) maintaining a minimum consolidated interest coverage ratio (as defined in the EnLink Midstream Credit Agreement, but generally computed as the ratio of consolidated earnings before interest, taxes, depreciation, amortization and certain other non-cash charges to consolidated interest charges) of 2.50 to 1.00 at all times prior to the occurrence of an investment grade event (as defined in the EnLink Midstream Credit Agreement).

Borrowings under the EnLink Midstream Credit Agreement bear interest, at EnLink Midstream’s option, at either the Eurodollar Rate (the LIBOR Rate) plus an applicable margin or the Base Rate (the highest of the Federal Funds Rate plus 0.50%, the 30-day Eurodollar Rate plus 1.0%, or the administrative agent’s prime rate) plus an applicable margin.  The applicable margins vary depending on EnLink Midstream’s leverage ratio.  Upon breach by EnLink Midstream of certain covenants governing the EnLink Midstream Credit Agreement, amounts outstanding under the EnLink Midstream Credit Agreement, if any, may become due and payable immediately and the liens securing the EnLink Midstream Credit Agreement could be foreclosed upon.

The description set forth above is qualified in its entirety by the EnLink Midstream Credit Agreement, which is filed as Exhibit 10.7 to this Current Report and is incorporated herein by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

Termination of Prior Credit Agreement

In connection with the Closing and the Contribution Closing, on March 7, 2014, the Partnership terminated the Amended and Restated Credit Agreement, dated as of February 10, 2010, as amended to date (the “2010 Credit Agreement”), by and among the Partnership, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the other lenders party thereto.  The termination of the 2010 Credit Agreement was a condition to the Partnership’s ability to borrow funds and obtain letters of credit under the Credit Agreement (the “New Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer thereunder, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Royal Bank of Canada and Bank of Montreal, as Co-Documentation Agents, and the other lenders party thereto that the Partnership entered into on February 20, 2014, and the Partnership used borrowings under the New Credit Agreement to repay the outstanding borrowings under the 2010 Credit Agreement.

Termination of Margin Loan Facility

In connection with the Closing and the Contribution Closing, on March 7, 2014, XTXI Capital, LLC, a wholly-owned subsidiary of the Corporation (“XTXI Capital”), terminated the Credit Agreement, dated as of March 5, 2013, as amended to date (the “Margin Loan Facility”), by and among XTXI Capital, Citibank, N.A., as Administrative Agent, Collateral Agent and a lender, and the other lenders party thereto.  The termination of the Margin Loan Facility was a condition to the closing of, and EnLink Midstream’s ability to borrow funds and obtain letters of credit under, the EnLink Midstream Credit Agreement, and EnLink Midstream used borrowings under the EnLink Midstream Credit Agreement to repay the outstanding borrowings under the Margin Loan Facility.  Immediately following the termination of the Margin Loan Facility, on March 7, 2014, XTXI Capital merged with and into the Corporation.

Termination of Obligations under Omnibus Agreement

As a result of the closing of the Mergers, the Corporation experienced a Change of Control, as defined by the Omnibus Agreement, dated as of December 17, 2002 (the “Omnibus Agreement”), among the Partnership, the Corporation, the General Partner and the other parties thereto. Pursuant to the terms of the Omnibus Agreement and as a result of such Change of Control, on March 7, 2014, the Corporation delivered to the Partnership a notice of termination of Article II of the Omnibus Agreement, which governed the Corporation’s obligation not to compete with the Partnership in the business of gathering, transmitting, treating, processing, storing and marketing of natural gas and the transportation, fractionation, storing and marketing of natural gas liquids unless it first offered the Partnership the opportunity to engage in the activity or acquire the business.  Article II of the Omnibus Agreement was the only remaining operative provision under such agreement.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

Merger Agreement Closing

On March 7, 2014, EnLink Midstream, the Corporation and Devon completed the Mergers pursuant to which the Corporation and New Acacia became wholly-owned subsidiaries of EnLink Midstream.  Upon the Closing, EnLink Midstream issued 115,495,669 Class B Units to a wholly-owned subsidiary of Devon, which units represent approximately 70% of the outstanding limited liability company interests in EnLink Midstream, with the remaining 30% held by the former stockholders of the Corporation.

The Class B Units are substantially similar in all respects to the Common Units, except that they will only be entitled to a pro rata distribution for the fiscal quarter ended March 31, 2014.  The Class B Units will automatically convert into Common Units on a one-for-one basis on the first business day following the record date for distribution payments with respect to the distribution for the quarter ended March 31, 2014.  The private placement of the Class B Units pursuant to the Merger Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

A copy of the Merger Agreement was included as Annex B to the Prospectus filed by EnLink Midstream with the Securities and Exchange Commission on February 5, 2014 (the “Prospectus”) and is incorporated herein by reference.

Contribution Agreement Closing

On March 7, 2014, the Partnership consummated the transactions contemplated by the Contribution Agreement, pursuant to which the Contributors contributed to EnLink Midstream Operating a 50% limited partner interest in Midstream Holdings and all of the outstanding equity interests in EnLink Midstream Holdings GP, LLC, the general partner of Midstream Holdings, in exchange for the issuance by the Partnership of 120,542,441 Partnership Class B Units.  New Acacia owns the remaining 50% limited partner interest in Midstream Holdings.  The Midstream Group Entities own midstream assets previously held by Devon in the Barnett Shale in North Texas, the Cana and Arkoma Woodford Shales in Oklahoma and contractual rights to the benefits and burdens associated with Devon’s interest in Gulf Coast Fractionators, which owns a fractionation facility in Mt. Belvieu, Texas.

The Partnership Class B Units represent approximately 52% of the outstanding limited partner interests in the Partnership, with approximately 40% of the outstanding limited partner interests held by the Partnership’s public unitholders and approximately 7% of the outstanding limited partner interests, and the approximate 1% general partner interest and the incentive distribution rights held indirectly by EnLink Midstream.  The Partnership Class B Units are substantially similar in all respects to the Partnership Common Units except that they will only be entitled to a pro rata distribution for the fiscal quarter ended March 31, 2014.  The Partnership Class B Units will automatically convert into Partnership Common Units on a one-for-one basis on the first business day following the record date with respect to the distribution for the quarter ended March 31, 2014.  The private placement of the Partnership Class B Units pursuant to the Contribution Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

A copy of the Contribution Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on October 22, 2013 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report under the heading “Credit Facility” is incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report regarding the issuance of the Class B Units and the Partnership Class B Units is incorporated herein by reference.

Item 5.01.                                        Changes in Control of Registrant.

Upon the Contribution Closing and the closing of the Mergers, on March 7, 2014, Devon acquired control of the Partnership in exchange for (i) combining Midstream Holdings with the assets of the Partnership and the Corporation and (ii) the other merger consideration consisting of an aggregate cash amount of $100.0 million and common units of EnLink Midstream (exchanged on a one-for-one basis) to former stockholders of the Corporation pursuant to the Merger Agreement.  Devon funded the cash consideration in the Mergers with cash on hand.  See the “Explanatory Note” for a description of Devon’s interest in the Partnership and EnLink Midstream.  Devon also owns the managing member of EnLink Midstream, and, as a result of EnLink Midstream’s indirect ownership of the General Partner, Devon has the ability to control the Partnership’s management and operations.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

Effective upon the Closing, each of the following individuals was appointed to the Board of Directors (the “Board”) of EnLink Midstream Manager, LLC, the managing member of EnLink Midstream (the “Managing Member”):

John Richels
Barry E. Davis
Thomas L. Mitchell
David A. Hager
Darryl G. Smette
Mary P. Ricciardello
James C. Crain
Leldon E. Echols
Rolf A. Gafvert

The Board also established three standing committees of the Board, the Audit Committee, Conflicts Committee and Governance and Compensation Committee, each of which will be comprised of the following members:

Audit Committee
Leldon E. Echols (Chairman)
James C. Crain
Mary P. Ricciardello

Conflicts Committee
James C. Crain (Chairman)
Rolf A. Gafvert

Governance and Compensation Committee
Rolf A. Gafvert (Chairman)
David A. Hager

Biographical information for each of the members of the Board is set forth below:

John Richels (62) has been President and Chief Executive Officer of Devon since June 2010.  From January 2004 to June 2010, Mr. Richels served as President of Devon.  He joined the Board of Directors of Devon in 2007.  Prior to 2004, Mr. Richels served as a Senior Vice President of Devon and President and Chief Executive Officer of Devon’s Canadian subsidiary.  Mr. Richels joined Devon through its 1998 acquisition of Canadian-based Northstar Energy Corp.  Prior to joining Northstar, Mr. Richels was Managing and Chief Operating Partner of the Canadian-based national law firm, Bennett Jones.  Mr. Richels has served as a director of the Managing Member and the General Partner since the Closing and the Contribution Closing on March 7, 2014.  Mr. Richels also currently serves on the Boards of

Devon Energy, TransCanada Corp. and BOK Financial Corporation.  He holds a Bachelor of Arts degree in Economics from York University and a law degree from the University of Windsor.  Mr. Richels was appointed to the Board pursuant to the terms of the Merger Agreement.

Barry E. Davis (52) led the management buyout of the midstream assets of Comstock Natural Gas, Inc. in December 1996, which transaction resulted in the formation of the Partnership’s predecessor. Mr. Davis has served as director of the General Partner since the Partnership’s initial public offering in December 2002 and as a director of the Corporation since its initial public offering in January 2004. Mr. Davis was President and Chief Operating Officer of Comstock Natural Gas and founder of Ventana Natural Gas, a gas marketing and pipeline company that was purchased by Comstock Natural Gas. Mr. Davis started Ventana Natural Gas in June 1992. Prior to starting Ventana, he was Vice President of Marketing and Project Development for Endevco, Inc. Before joining Endevco, Mr. Davis was employed by Enserch Exploration in the marketing group. Mr. Davis holds a B.B.A. in Finance from Texas Christian University.  Mr. Davis was appointed to the Board pursuant to the terms of the Merger Agreement.

Thomas L. Mitchell (53) has over 30 years of experience in the oil and gas industry and joined Devon as Executive Vice President and Chief Financial Officer in February 2014.  Prior to Devon, Mr. Mitchell served on the board of directors and as the Executive Vice President and Chief Financial Officer of Midstates Petroleum Company throughout its initial public offering process.  Prior to that, Mr. Mitchell served as Senior Vice President and Chief Financial Officer of Noble Corporation and spent 18 years with Apache Corporation in various financial and commercial roles.  Mr. Mitchell has served as a director of the Managing Member and the General Partner since the Closing and the Contribution Closing on March 7, 2014.  He also is a Director on the Board of Hines Global REIT, Inc., a public real estate investment trust managed by Hines Interests, and holds a Bachelor of Science degree in Accounting from Bob Jones University.

David A. Hager (57) is the Chief Operating Officer of Devon.  He joined Devon in 2009 as Executive Vice President of Exploration and Production.  Prior to Devon, Mr. Hager held several positions within Kerr-McGee Corp, most recently as Chief Operating Officer in the period just before its merger with Andarko Petroleum.  Mr. Hager has been a Director and Chairman of the Reserves Committee on Devon’s Board since 2007 and has served as a Director for Pride International, Inc.  Mr. Hager has served as a director of the Managing Member and the General Partner since the Closing and the Contribution Closing on March 7, 2014.  He holds a Bachelor of Science degree in Geophysics from Purdue University and a Master’s in Business Administration degree from Southern Methodist University.

Darryl G. Smette (66) has been the Executive Vice President Marketing, Midstream and Supply Chain of Devon since 1999.  Prior to joining Devon, he spent 15 years in various marketing roles with Energy Reserves Group Inc. / BHP Petroleum (Americas) Inc.  He is involved with the University of Texas Department of Continuing Education as an oil and gas industry instructor.  Mr. Smette is also a member of the Oklahoma Independent Producers Association, Natural Gas Association of Oklahoma and the American Gas Association.  Mr. Smette has served as a director of the Managing Member and the General Partner since the Closing and the Contribution Closing on March 7, 2014.  He also is serving as a Director on the Board of Panhandle Oil & Gas Inc. and holds a Bachelor degree from Minot State University and a Masters in Business Administration degree from Wichita State University.

Mary P. Ricciardello (58) was Senior Vice President and Chief Accounting Officer at Reliant Energy Inc., a leading independent power producer and marketer until 2002.  She began her career with Reliant in 1982 and served in various financial management positions with the company including Comptroller and Vice President.  Ms. Ricciardello has served as a director of the Managing Member and the General Partner since the Closing and Contribution Closing on March 7, 2014.  Ms. Ricciardello also serves on the Board of Directors of Devon Energy, Noble Corporation and Midstates Petroleum Company, and has served on the Board of Directors for US Concrete. Ms. Ricciardello holds a Bachelor of Science degree in Business Administration from the University of South Dakota and a Master’s in Business Administration with an emphasis in Finance from the University of Houston.  She is a licensed Certified Public Accountant.

James C. Crain (65) joined the Corporation as a director in July 2006 and has served as a director of the Managing Member since the Closing on March 7, 2014.  Mr. Crain retired as president of Marsh Operating Company in July 2013, where he worked since 1984 and currently is a private investor.  Prior to Marsh, he was a partner at the law firm of Jenkens & Gilchrist.  Mr. Crain also serves on the boards of GeoMet, Inc., and Approach Resources, Inc.  Mr. Crain served as a director of the General Partner from December 2005 to August 2008.  He graduated from the University of Texas at Austin with a B.B.A. degree, a master of professional accounting and a doctor of jurisprudence.

Leldon E. Echols (58) joined the Corporation as a director in January 2008 and has served as a director of the Managing Member since the Closing on March 7, 2014.  Mr. Echols is a private investor. Mr. Echols also currently serves as an independent director of Trinity Industries, Inc. and HollyFrontier Corporation, an independent petroleum refiner and marketer. Mr. Echols brings 30 years of financial and business experience to Enlink Midstream. After 22 years with the accounting firm Arthur Andersen LLP, which included serving as managing partner of the firm’s audit and business advisory practice in North Texas, Colorado and Oklahoma, Mr. Echols spent six years with Centex Corporation as executive vice president and chief financial officer. He retired from Centex Corporation in June 2006. Mr. Echols is also a member of the board of directors of Roofing Supply Group Holdings, Inc., a private company. He also served on the board of TXU Corporation where he chaired the Audit Committee and was a member of the Strategic Transactions Committee until the completion of the private equity buyout of TXU in October 2007. Mr. Echols earned a Bachelor of Science degree in accounting from Arkansas State University and is a Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has also served as a director of the General Partner since January 2008.

Rolf A. Gafvert (60) was President, CEO and Director of Boardwalk GP, LLP, the General Partner of Pipeline Partners, LP from 2007 to 2011.  Prior to that, Mr. Gafvert served as Co-President of Boardwalk GP, LLC from 2005 to 2007.  Mr. Gafvert served as President of South Pipeline, which became affiliated with Pipeline Partners, LP in 2005, from 2000 to 2011.  Mr. Gafvert was involved in Gulf South and its affiliates from 1993 to 2000, including acting as Managing Director of Koch Energy International, VP of Corporate Development for Koch Energy, Inc. and President of Gulf South.  Mr. Gafvert has served as a director of the Managing Member since the Closing on March 7, 2014.  He holds a Master’s degree in Agricultural Economics and a Bachelor of Science degree in Psychology from Iowa State University.

Each director of the Managing Member who is not an employee of the Managing Member or Devon is paid an annual retainer fee of $50,000 and equity compensation valued at $100,000.  Directors do not receive an attendance fee for each regularly scheduled quarterly board meeting but are paid $1,500 for each additional meeting that they attend. Also, an attendance fee of $1,500 is paid to each director for each committee meeting that is attended, other than the Audit Committee which pays a fee of $3,000 per meeting. The respective Chairs of each committee receive the following annual fees: Audit—$12,500, Governance and Compensation—$10,000 and Conflicts—$10,000.  Directors are also reimbursed for related out-of-pocket expenses. John Richels, Barry E. Davis, Thomas Mitchell, David Hager and Darryl Smette, as officers of the Managing Member or Devon, receive no separate compensation for their respective service as directors.  For directors that serve on both the Board and the board of General Partner, the annual retainer fee is generally allocated 50% to us and 50% to the Partnership and equity grants are comprised of 50% EnLink Midstream units and 50% Partnership units.

Four of the Managing Member’s directors, including John Richels, the chairman of the Board, and David Hager, Thomas Mitchell and Darryl Smette, are officers of Devon and may have conflicts of interest arising from Devon’s interest as the controlling equityholder of EnLink Midstream and the Partnership as well as Devon’s interest in the commercial arrangements described above as well as the following transactions between Devon and the Partnership or Midstream Holdings:

Historical Customer Relationship with Devon

The Partnership has historically maintained a customer relationship with Devon pursuant to which certain of the Partnership’s subsidiaries provide gathering, transportation, processing and gas lift services to Devon subsidiaries in exchange for fee-based compensation under several agreements with such Devon subsidiaries.  The terms of these agreements vary, but the agreements expire between July 2014 and July 2021 and they automatically renew for month-to-month or year-to-year periods unless canceled by Devon prior to expiration.  In addition, one of the Partnership’s subsidiaries has agreements with a subsidiary of Devon pursuant to which the Partnership’s subsidiary purchases and sells NGLs and pays or receives, as applicable, a margin-based fee.  These NGL purchase and sale agreements have either month-to-month terms or expire in July 2014, depending on the agreement, but none renews automatically.  These historical agreements collectively comprise $72.2 million, or 2.8%, of the Partnership’s combined revenue on a pro forma basis for the year ended December 31, 2013.

Transition Services Agreement

In connection with the Contribution Closing, the Partnership entered into a transition services agreement with Devon pursuant to which Devon will provide certain services to the Partnership with respect to the business and operations of Midstream Holdings, including IT, accounting, pipeline integrity, compliance management and procurement services, and the Partnership will provide certain services to Devon and its subsidiaries, including IT, human resources and other commercial and operational services. The Partnership expects this agreement will have minimal to no impact on its annual revenue.

GCF Agreement

In connection with the Contribution Closing, Midstream Holdings entered into an agreement with a wholly-owned subsidiary of Devon pursuant to which Devon agreed, from and after the closing of the business combination, to hold for the benefit of Midstream Holdings the economic benefits and burdens of Devon’s 38.75% interest in Gulf Coast Fractionators, which owns a Fractionation facility in Mont Belvieu, Texas.  The Partnership expects this agreement to contribute approximately $12.0 million to its income from equity investments for fiscal year 2014.

Lone Camp Gas Storage Agreement

In connection with the Contribution Closing, Midstream Services entered into an agreement with Gas Services under which Midstream Holdings will provide gas storage services at its Lone Camp storage facility.  Under this agreement, Gas Services will reimburse Midstream Services for the expenses it incurs in providing the storage services.  The Partnership expects this agreement will have minimal to no impact on its annual revenue.

Acacia Transportation Agreement

In connection with the Contribution Closing, a subsidiary of Midstream Holdings entered into an agreement with a wholly-owned subsidiary of Devon pursuant to which Midstream Holdings provides transportation services to Devon on its Acacia pipeline. This agreement accounted for approximately $14.4 million of the Partnership’s combined revenues on a pro forma basis for the year ended December 31, 2013.

Office Leases

In connection with the Contribution Closing, EnLink Midstream Operating entered into three office lease agreements with a wholly-owned subsidiary of Devon pursuant to which EnLink Midstream Operating will lease office space from Devon at its Bridgeport, Oklahoma City and Cresson office buildings.  Rent payable to Devon under these lease agreements is $174,000, $31,000 and $66,000, respectively, on an annual basis.

Tax Sharing Agreement

In connection with the Contribution Closing, the Partnership, EnLink Midstream and Devon entered into a tax sharing agreement providing for the allocation of responsibilities, liabilities and benefits relating to any tax for which a combined tax return is due.  In 2013, EnLink Midstream and Devon incurred approximately $3.0 million in taxes that would have been subject to the tax sharing agreement, had it been effective.

Executive Officer Appointments

On March 7, 2014, pursuant to the terms of the Merger Agreement, the Board appointed Barry E. Davis as President and Chief Executive Officer of the Managing Member.  The Board also appointed Joe A. Davis as Executive Vice President, General Counsel and Secretary of the Managing Member and Michael J. Garberding as Executive Vice President and Chief Financial Officer of the Managing Member, along with additional members of senior management, including Steve J. Hoppe as Executive Vice President and President of Gas Gathering, Processing and Transmission of the Managing Member and McMillan (Mac) Hummel as Executive Vice President and President of Natural Gas Liquids and Crude of the Managing Member.  Barry E. Davis and Joe A. Davis are not related.

Biographical information for each of the foregoing executive officers (other than Barry E. Davis, whose biography is included above) is set forth below:

Joe A. Davis (53) is the Executive Vice President, General Counsel and Secretary of the Managing Member. Mr. Davis previously joined Enlink Midstream’s predecessor, the Corporation, in October 2005. He began his legal career in 1985 with the Dallas firm of Worsham Forsythe, which merged with the international law firm of Hunton & Williams in 2002. Most recently, he served as a partner in the firm’s Energy Practice Group, and served on the firm’s Executive Committee. Mr. Davis specialized in facility development, sales, acquisitions and financing for the energy industry, representing entrepreneurial start up/development companies, growth companies, large public corporations and large electric and gas utilities. He received his J.D. from Baylor Law School in Waco and his B.S. degree from the University of Texas in Dallas.

Michael J. Garberding (45) is the Executive Vice President and Chief Financial Officer of the Managing Member. Mr. Garberding previously joined Enlink Midstream’s predecessor, the Corporation, in February 2008. Mr. Garberding assumed the role of Senior Vice President and Chief Financial Officer of the Corporation in August 2011 and the role of Executive Vice President and Chief Financial Officer of the Corporation in January 2013. Mr. Garberding previously led the finance and business development organization for Crosstex Energy, L.P. Mr. Garberding has 20 years experience in finance and accounting. From 2002 to 2008, Mr. Garberding held various finance and business development positions at TXU Corporation, including assistant treasurer. In addition, Mr. Garberding worked at Enron North America as a Finance Manager and Arthur Andersen LLP as an Audit Manager. He received his Masters in Business Administration from the University of Michigan in 1999 and his B.B.A. in Accounting from Texas A&M University in 1991.

Steve J. Hoppe (51) is the Executive Vice President and President of Gas Gathering, Processing and Transmission of the Managing Member.  Previously, Mr. Hoppe served as Senior Vice President of Midstream Operations for Devon, which he joined in 2007.  Mr. Hoppe has more than 25 years of midstream energy-industry experience, including eight years at Thunder Creek Gas Services, where he most recently served as President.  Mr. Hoppe holds a Bachelor of Science degree in civil engineering from the University of Wyoming.

McMillan (Mac) Hummel (51) is the Executive Vice President and President of Natural Gas Liquids and Crude of the Managing Member.  Previously, Mr. Hummel served in various positions with The Williams Companies, which he joined in 1985, including Vice President of Commodity Services, Vice President of Natural Gas Liquids and Olefins and Vice President of Western Region Gathering and Processing. Mr. Hummel began his career with Williams’ serving as Director of Business Development for the Northwest Pipeline while living in Calgary, Alberta.  Mr. Hummel has been a member of the American Fuel & Petrochemical Manufacturers Petrochemical Committee and the Association of Oil Pipe Lines Pipeline Subcommittee.  Mr. Hummel earned a Bachelor of Science degree in accounting and a Masters of Business Administration from the University of Utah.

Indemnification Agreements

EnLink Midstream has entered into indemnification agreements (the “Indemnification Agreements”) with each of the Managing Member’s directors and executive officers (collectively, the “Indemnitees”).  Under the terms of the Indemnification Agreements, EnLink Midstream agrees to indemnify and hold each Indemnitee harmless, subject to certain conditions, against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, ERISA excise taxes, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which the Indemnitee is involved, or is threatened to be involved, as a party or otherwise, because the Indemnitee is or was a director, manager or officer of the Managing Member or EnLink Midstream, or is or was serving at the request of the Managing Member or EnLink Midstream as a manager, managing member, general partner, director, officer, fiduciary, or trustee of another entity, organization or person of any nature.  EnLink Midstream has also agreed to advance the expenses of an Indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document or governing document than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, the form of which is filed as Exhibit 10.8 to this Current Report and is incorporated herein by reference.

Amended and Restated Long-Term Incentive Plans

On March 7, 2014, effective as of the closing of the Mergers, EnLink Midstream (i) assumed the Crosstex Energy, Inc. 2009 Long-Term Incentive Plan (the “Plan”) and all awards thereunder outstanding following the Mergers and (ii) amended and restated the Plan (the

“EnLink Midstream 2009 Long-Term Incentive Plan”) to reflect the conversion of the awards under the Plan relating to the Corporation’s common stock to awards in respect of Common Units.  The foregoing description of the EnLink Midstream 2009 Long-Term Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the EnLink Midstream 2009 Long-Term Incentive Plan, a copy of which is filed as Exhibit 10.9 to this Current Report and is incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2014, in connection with the Closing, the Managing Member amended and restated EnLink Midstream’s operating agreement and entered into the First Amended and Restated Operating Agreement of EnLink Midstream (as amended and restated, the “Operating Agreement”).  A description of the Operating Agreement is contained in the Prospectus in the section entitled “The EnLink Midstream Operating Agreement” and is incorporated herein by reference.

The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Operating Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report.

Effective March 7, 2014, the General Partner changed its name from Crosstex Energy GP, LLC to EnLink Midstream GP, LLC (the “General Partner Name Change”).  The General Partner filed a Certificate of Amendment to its Certificate of Formation (the “GP Certificate Amendment”) with the Delaware Secretary of State, and the Corporation, as the sole member of the General Partner, executed the Second Amended and Restated Limited Liability Company Agreement (the “Amended GP LLC Agreement”) to effect the General Partner Name Change and incorporate other technical updates.  The GP Certificate Amendment and the Amended GP LLC Agreement are attached hereto as Exhibits 3.2 and 3.3, respectively, to this Current Report.

Additionally, effective March 7, 2014, the Partnership changed its name from Crosstex Energy, L.P. to EnLink Midstream Partners, LP (the “Partnership Name Change” and, together with the General Partner Name Change, the “Name Change”).  The Partnership filed a Second Amendment to its Certificate of Limited Partnership (the “Partnership Certificate Amendment”) with the Delaware Secretary of State to effect the Partnership Name Change and reflect the General Partner Name Change.  The Partnership Certificate Amendment is attached hereto as Exhibit 3.4 to this Current Report.

The General Partner also amended (the “Partnership Agreement Amendment”) the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date, to reflect the Name Change and to establish the Class B Units.  The Class B Units are substantially similar in all respects to the Partnership’s Common Units, except that they will only be entitled to a pro rata distribution for the fiscal quarter ended March 31, 2014.  The Class B Units will automatically convert into Common Units on a one-for-one basis on the first business day following the record date with respect to the distribution for the quarter ended March 31, 2014.

The foregoing description of the Partnership Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Partnership Agreement Amendment, a copy of which is filed as Exhibit 3.5 to this Current Report.

In connection with the Partnership Name Change, the Partnership’s trading symbol for its Common Units changed to “ENLK” in connection with the commencement of trading upon the New York Stock Exchange on March 10, 2014.  The new CUSIP number for the Partnership’s Common Units is 29336U 10 7.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired

As permitted under this item, EnLink Midstream will file any financial statements required by this item not later than 71 days after the date this Current Report is required to be filed.

(b)                                 Pro Forma Financial Information

As permitted under this item, EnLink Midstream will file any financial statements required by this item not later than 71 days after the date this Current Report is required to be filed.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	First Amended and Restated Operating Agreement of EnLink Midstream, LLC, dated as of March 7, 2014.
3.2	—

Certificate of Amendment to the Certificate of Formation of Crosstex Energy GP, LLC (incorporated by reference to Exhibit 3.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

3.3	—	Second Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC, dated as of March 7,

2014 (incorporated by reference to Exhibit 3.2 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).
3.4	—

Second Amendment to the Certificate of Limited Partnership of Crosstex Energy, L.P. (incorporated by reference to Exhibit 3.3 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

3.5	—

Amendment No. 6 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 7, 2014 (incorporated by reference to Exhibit 3.4 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

4.1	—	Registration Rights Agreement, dated as of March 7, 2014, by and among Devon Gas Services, L.P. and EnLink Midstream, LLC.
4.2	—

Unitholder Agreement, dated as of March 7, 2014, by and among Devon Energy Corporation, Devon Gas Corporation, Devon Gas Services, L.P., Southwestern Gas Pipeline, Inc. and EnLink Midstream Partners, LP (incorporated by reference to Exhibit 4.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.1	—	First Offer Agreement, dated as of March 7, 2014, by and between EnLink Midstream, LLC and Devon Energy Corporation.
10.2	—

Preferential Rights Agreement, dated as of March 7, 2014, by and among Crosstex Energy, Inc., EnLink Midstream Partners, LP and EnLink Midstream, LLC (incorporated by reference to Exhibit 10.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.3†	—

Gas Gathering and Processing Contract—Bridgeport Plant, dated as of March 7, 2014, by and between Devon Gas Services, L.P. and EnLink Midstream Services, LLC (incorporated by reference to Exhibit 10.2 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.4†	—

Gas Gathering and Processing Contract—Cana Plant, dated as of March 7, 2014, by and between Devon Gas Services, L.P. and EnLink Midstream Services, LLC (incorporated by reference to Exhibit 10.3 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.5†	—

Gas Gathering and Processing Contract—Northridge Plant, dated as of March 7, 2014, by and between Devon Gas Services, L.P. and EnLink Midstream Services, LLC (incorporated by reference to Exhibit 10.4 to EnLink Midstream Partners, LP’s Current Report on

Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).
10.6†	—

Gas Gathering and Processing Contract—East Johnson County System, dated as of March 7, 2014, by and between Devon Gas Services, L.P. and SWG Pipeline, L.L.C. (incorporated by reference to Exhibit 10.5 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.7	—

Credit Agreement, dated as of March 7, 2014, among EnLink Midstream, LLC, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer thereunder, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Royal Bank of Canada and Bank of Montreal, as Co-Documentation Agents, and the other lenders party thereto.

10.8	—	Form of Indemnification Agreement.
10.9	—	EnLink Midstream 2009 Long-Term Incentive Plan, as amended and restated on March 7, 2014.

†                 Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of this exhibit. Omitted material for which confidential treatment has been requested has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: March 11, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

3.1	—	First Amended and Restated Operating Agreement of EnLink Midstream, LLC, dated as of March 7, 2014.
3.2	—

Amendment to the Certificate of Formation of Crosstex Energy GP, LLC (incorporated by reference to Exhibit 3.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

3.3	—

Second Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC, dated as of March 7, 2014 (incorporated by reference to Exhibit 3.2 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

3.4	—

Second Amendment to the Certificate of Limited Partnership of Crosstex Energy, L.P. (incorporated by reference to Exhibit 3.3 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

3.5	—

Amendment No. 6 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 7, 2014 (incorporated by reference to Exhibit 3.4 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

4.1	—	Registration Rights Agreement, dated as of March 7, 2014, by and among Devon Gas Services, L.P. and EnLink Midstream, LLC.
4.2	—

Unitholder Agreement, dated as of March 7, 2014, by and among Devon Energy Corporation, Devon Gas Corporation, Devon Gas Services, L.P., Southwestern Gas Pipeline, Inc. and EnLink Midstream Partners, LP (incorporated by reference to Exhibit 4.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.1	—	First Offer Agreement, dated as of March 7, 2014, by and between EnLink Midstream, LLC and Devon Energy Corporation.
10.2	—

Preferential Rights Agreement, dated as of March 7, 2014, by and among Crosstex Energy, Inc., EnLink Midstream Partners, LP and EnLink Midstream, LLC (incorporated by reference to Exhibit 10.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.3†	—	Gas Gathering and Processing Contract—Bridgeport Plant, dated as of March 7, 2014, by and between Devon Gas Services, L.P. and EnLink Midstream Services, LLC (incorporated by reference to

Exhibit 10.2 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).
10.4†	—

Gas Gathering and Processing Contract—Cana Plant, dated as of March 7, 2014, by and between Devon Gas Services, L.P. and EnLink Midstream Services, LLC (incorporated by reference to Exhibit 10.3 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.5†	—

Gas Gathering and Processing Contract—Northridge Plant, dated as of March 7, 2014, by and between Devon Gas Services, L.P. and EnLink Midstream Services, LLC (incorporated by reference to Exhibit 10.4 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.6†	—

Gas Gathering and Processing Contract—East Johnson County System, dated as of March 7, 2014, by and between Devon Gas Services, L.P. and SWG Pipeline, L.L.C. (incorporated by reference to Exhibit 10.5 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.7	—

Credit Agreement, dated as of March 7, 2014, among EnLink Midstream, LLC, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer thereunder, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Royal Bank of Canada and Bank of Montreal, as Co-Documentation Agents, and the other lenders party thereto.

10.8	—	Form of Indemnification Agreement.
10.9	—	EnLink Midstream 2009 Long-Term Incentive Plan, as amended and restated on March 7, 2014.

†                 Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of this exhibit. Omitted material for which confidential treatment has been requested has been separately filed with the Securities and Exchange Commission.